UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2013
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Board of Directors of Middleburg Financial Corporation (the “Company”) appointed Mary Leigh McDaniel as a new director of the Company, effective January 22, 2014.  Ms. McDaniel has been a partner in the public accounting firm of Updegrove, Combs & McDaniel, PLC since 2001 and has more than 30 years of experience in all areas of public accounting, including tax, financial planning, estate and business consulting and auditing.

Ms. McDaniel has not yet been named to any committees of the Board of Directors.  As of the effective date of her appointment, Ms. McDaniel will be entitled to the same compensation as the other directors, including board meeting and committee fees for each meeting attended and an annual stock retainer, as described in the Company’s Proxy Statement filed in connection with the 2013 Annual Meeting of Shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Ms. McDaniel’s appointment, the Board of Directors adopted an amendment to the Company’s bylaws (the “Bylaws”), also effective January 22, 2014.  The amendment will revise Section 2.2 of the Bylaws to increase the size of the Company’s Board of Directors from 11 to 12 directors.

The text of the amendment, effective January 22, 2014, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	3.1	Amendment to Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: December 20, 2013	By:	/s/ Gary R. Shook
Gary R. Shook
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws of the Company.